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                                                                    EXHIBIT 23.1


                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Comcast Corporation (formerly AT&T Comcast Corporation) on Form S-4 of our report dated April 29, 2002 related to the balance sheet of Comcast Corporation as of December 31, 2001, appearing in Comcast Corporation's Current Report on Form 8-K/A dated November 18, 2002 filed on December 16, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
January 27, 2003